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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 30, 2001 (except with respect to the matter discussed in Note 15, as to which the date is March 5, 2001) included in Genuity Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statemen.

/s/ Arthur Andersen LLP
Boston, Massachusetts
November 19, 2001